CONSENT OF
                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



Twentieth Century Investors, Inc.
Twentieth Century Tower
4500 Main Street
Kansas City, Missouri  64111



We hereby consent to the use in this Post-Effective Amendment No. 73 to the Registration Statement under the Securities Act of 1933 and this Amendment No. 73 to the Registration Statement under the Investment Company Act of 1940, both on form N-1A, of our report dated November 27, 1995, accompanying and pertaining to the financial statements of Twentieth Century Investors, Inc., as of October 31, 1995, which are included in such Post-Effective Amendments.


                                             /s/ BAIRD, KURTZ & DODSON
                                             BAIRD, KURTZ & DOBSON


Kansas City, Missouri
February 27, 1996